UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2005, Novoste Corporation (“Novoste”) entered into a definitive asset purchase agreement (the “Asset Agreement”) with Best Vascular Inc., a privately held Delaware corporation (“BVI”) and Best Medical International, Inc., a privately held Virginia corporation which is an affiliate of BVI (“BMI”).

Summary of the terms of the Asset Agreement:

Form of transaction. Novoste will transfer and convey to BVI substantially all of the assets of Novoste’s vascular brachyterapy business (“Novoste’s VBT Business”) and BVI will assume certain specified liabilities of Novoste’s VBT Business (the “Asset Transaction”). Such assets include the patents and other intellectual property, the inventory and equipment, furniture, records, sales materials, and various agreements and contracts in each case associated with Novoste’s VBT Business. The assets to be transferred and conveyed to BVI do not include cash and cash equivalents and certain other assets not related to Novoste’s VBT Business. Pursuant to the Asset Agreement, BMI has agreed to guarantee the full and faithful performance by BVI of all agreements of BVI set forth in the Asset Agreement.

Consideration. The consideration for the sale of the assets by Novoste to BVI is the assumption by BVI of the liabilities of Novoste described below. In addition, if at the time of the closing of the Asset Agreement (the “Closing”), Novoste has not settled those certain patent infringement lawsuits filed against Novoste by Calmedica, LLC pending in the United States District Court for the Northern District of Georgia and the United States District Court for the Northern District of Illinois (together, the “Patent Litigation”), Novoste is required at Closing to make a specified cash payment to BVI and BVI will assume all liabilities arising after the Closing from the Patent Litigation. At the Closing, BVI also will assume, among others, the following liabilities of Novoste: (i) liabilities incurred or arising before or after the Closing under the supply agreement, dated October 14, 1999, between Novoste and AEA Technology-QSA, GmbH, such as penalties under the minimum purchase requirements and obligations to decontaminate and decommission equipment (excluding certain specified payments to be made by Novoste to AEA Technology-QSA, GmbH prior to the Closing), (ii) liabilities incurred or arising after the Closing under certain royalty agreements between Novoste and various third parties, (iii) liabilities arising after the Closing for utility payment obligations with respect to Novoste’s leased facilities at 4350 International Boulevard, Norcross, Georgia, and (iv) liabilities arising after the Closing from the use or ownership of the assets acquired by BVI or Novoste’s VBT Business. In addition, BVI will acquire the accounts receivable and assume the trade accounts payable of Novoste related to Novoste’s VBT Business at the Closing, subject to a reconciliation and true-up procedure requiring either a payment by BVI to Novoste if the accounts receivable are greater than the trade accounts payable or a payment by Novoste to BVI if the accounts receivable are less than the trade accounts payable.

The Asset Agreement contains various representations, warranties and covenants of Novoste, BVI and BMI. The representations and warranties of each party set forth in the Asset Agreement have been made solely for the benefit of Novoste, on the one hand, and BVI and BMI, on the other hand, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Asset Agreement, (ii) are subject to the materiality standards contained in the Asset Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Asset Agreement or such other date as is specified in the Asset Agreement.

Consummation of Asset Agreement. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2005, Novoste, ONI Medical Systems, Inc. (“ONI”), and ONIA Acquisition Corp., a newly formed wholly-owned subsidiary of Novoste (“Merger Sub”), entered into a merger agreement dated as of May 18, 2005, pursuant to which Merger Sub will merge with and into ONI (the “Novoste/ONI Merger”), with ONI remaining as the surviving corporation and a wholly-owned subsidiary of Novoste. Consummation of the Asset Transaction is conditioned upon the consummation of the Novoste/ONI Merger, as well as the receipt of certain specified regulatory approvals and certain other customary closing conditions.

Marketing Representation Agreement:

Concurrent with the execution of the Asset Agreement, Novoste, BVI and BMI entered into a marketing representation agreement, dated as of August 25, 2005 (the “Marketing Representation Agreement”), that provides that BVI will market and solicit orders for Novoste’s existing inventory of products, including the Beta-Cath™ System, in consideration of the payment to BVI of $25,000 on a weekly basis. The Marketing Representation Agreement terminates upon the earliest to occur of (i) the Closing of the Asset Agreement, (ii) the termination of the Asset Agreement, and (iii) October 14, 2005.

*    *    *

The above descriptions of the Asset Agreement and the Marketing Representation Agreement do not purport to be complete statements of the parties’ rights and obligations under those agreements and the transactions contemplated thereby. The above descriptions are qualified in their entirety by reference to the definitive agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1and 99.1, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1	Asset Purchase Agreement, dated as of August 25, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

10.1	Marketing Representation Agreement, dated as of August 25, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

99.1	Press Release, dated as of August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: August 25, 2005

EXHIBIT INDEX

2.1	Asset Purchase Agreement, dated as of August 25, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

10.1	Marketing Representation Agreement, dated as of August 25, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

99.1	Press Release, dated as of August 25, 2005.